HAMPSHIRE GROUP, LIMITED AND AFFILIATES
                           COMMON STOCK PURCHASE PLAN
                          FOR DIRECTORS AND EXECUTIVES
                              AMENDED AND RESTATED
                             EFFECTIVE JUNE 7, 1995

     SECTION 1. Purpose. The purpose of the Hampshire Group, Limited and Affiliates Common Stock Purchase Plan for Directors and Executives, as amended and restated effective June 7, 1995 (the "Plan"), is to provide to key executives and non-employee directors of Hampshire Group, Limited (the "Company") and its affiliated companies the opportunity to elect to defer payment of a portion of their salaries and annual bonuses (in the case of key executives) on all or a portion of their retainer fees (in the case of non-employee directors) arid receive them in the form of Common Stock of the Company. The Plan, prior to its amendment effective June 7, 1995, became effective as of June 24, 1992 (the "Effective Date")

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Administrator" means the committee appointed by the Board of Directors to administer the Plan in accordance with Section 4 (a).

     (b) "Affiliates" means Hampshire Designers, Inc.; Hampshire Hosiery, Inc.; Vision Hosiery Mills, Inc.; and such other entities affiliated with the Company which are designated by the Board of Directors as Affiliates.

     (c) "Annual Retainer" means the amount paid by the Company to a Non-Employee Director as an annual retainer for services to be rendered as a member of the Board of Directors during any Plan Year, including retainers, meeting attendance fees and fees otherwise payable for acting on or as a member of the Board of Directors or any committee thereof, but not including reimbursements of expenses.

     (d) "Base Salary" means the annual base salary payable to a Key Executive with respect to a Plan Year.

     (e) "Beneficiary" means a person (including any trustee) designated by a Participant in accordance with Section 10 to receive the benefits specified hereunder in the event of the Participant's death or, if there is no surviving designated Beneficiary, the Participant's estate.

     (f) "Board of Directors" means the Board of Directors of the Company.

     (g) "Bonus" means the annual bonus payable to a Key Executive with respect to a Plan Year.

     (h) "Deferral Account" means the account established and maintained by the Company for each Participant, which is to be credited, as set forth in Section 6, with the portion of a Participant's Annual Retainer or Bonus which is deferred pursuant to the Plan, together with earnings thereon as provided for herein. In accordance with Section 6, amounts credited to a Participant's Deferral Account will be expressed as a number of Stock equivalents and cash, if any. Deferral Accounts will be maintained solely as bookkeeping entries by the Company; provided, however, that the Company shall establish the Trust in accordance with Section 8 to fund the obligations of the Company hereunder. (i) "Director Purchase Date" means, with respect to the first Plan Year, December 31, 1992, and with respect to each subsequent Plan Year the last day of each of March, June, September and December of the Plan Year to which a Non-Employee Director's deferral election relates, which in each case is the date (with respect to the first Plan Year) or the dates (with respect to each subsequent Plan Year) on which the deferred portion of an Annual Retainer otherwise would have been paid.

     (j) "Director Purchase Price" means 95% of the Fair Market Value of one share of Stock on the Director Purchase Date.

     (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (1) "Executive Purchase Price" means (i) with respect to deferrals of a Key Executive's annual Bonus, 90% of the lower of (A) the average of the Fair Market Value of one share of Stock on the last day of each calendar quarter during the Plan Year to which such Bonus deferral relates or (B) the Fair Market Value of one share of Stock on the last day of the Plan Year to which such Bonus deferral relates; and (ii) with respect to deferrals of a Key Executive's Base Salary, 90% of the Fair Market Value of one share of Stock on the last day of each of March, June, September and December of the Plan Year to which such Base Salary deferral relates.

     (m) "Fair Market Value" means, if the Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the mean between the last quoted bid and asked prices on NASDAQ on the date immediately preceding the date of determination, or if not quoted on that day, then on the last preceding date on which the Stock is quoted. If the Stock is listed on one or more national securities exchanges, the Fair Market Value shall be deemed to be the mean between the highest and lowest sale prices reported on the principal national securities exchange on which the Stock is listed and traded on the date immediately preceding the date of determination, or, if. there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Stock is not quoted on NASDAQ or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee to be the fair market value of the Stock based upon a good faith attempt to value the Stock accurately.

     (n) "Key Executive" means an executive of the Company or an Affiliate chosen by the Administrator pursuant to Section 3 to be offered the opportunity to participate in the Plan.

     (o) "Non-Employee Director" means a member of the Board of Directors who, on the first day of any Plan Year (or such later date as he is first elected or appointed to the Board of Directors) is not an employee of the Company or any affiliate thereof.

     (p) "Participant" means any Non-Employee Director or Key Executive who elects under the Plan to defer payment of all or a portion of his Annual Retainer or Bonus for any Plan Year.

     (q) "Plan Year" means each year beginning on the first day of January and ending on the 31st day of December, provided that the first Plan Year shall commence on the Effective Date and end on December 31, 1992.

     (r) "Stock" means Hampshire Group, Limited Common Stock, $0.10 par value per share.

     (s) "Trust" means the Hampshire Group, Ltd. and Affiliates Common Stock Purchase Plan for Directors and Executives Trust. (t) "Trust Agreement" means the agreement between the Company and the Trustee establishing the Trust.

     (u) "Trustee" means the trustee of the Trust.

SECTION 3. Participation.

     (a) Only Non-Employee Directors and Key Executives may participate in the Plan. Participation in the Plan is voluntary.

     (b) To participate in the Plan for any Plan Year, each Non-Employee Director must file a written application with the Administrator prior to the first day of such Plan Year; provided, however, that (i) with respect to the deferral of a portion of an Annual Retainer which otherwise would be payable on or after September 1, 1993, such application must be filed with the Administrator no less than six months prior to the date on which, such portion of the Annual Retainer otherwise would have been paid, (ii) with respect to the initial Plan Year, a Non-Employee Director will have 30 days following the date the Plan is adopted to file such application, but then only with respect to that portion of his Annual Retainer for such Plan Year not earned at the time such election is filed, and (iii) the application of a Non-Employee Director who was not a member of the Board of Directors as of the date on which applications are required to be filed with respect to a given Plan Year must be filed within 30 days of the date the individual becomes a Non-Employee Director, but then only with respect to that portion of his Annual Retainer for such Plan Year which is payable at least six months after such election is filed.

     (c) Each Key Executive electing to defer a portion of his annual Bonus for a particular Plan Year must file a written application with the Administrator prior to the first day of such Plan Year. With respect to a person who is not a Key Executive as of the date on which applications are required to be filed with respect to a given Plan Year, such person may file an application to defer a portion of his annual Bonus within 30 days of becoming a Key Executive, provided that (i) if such person is not subject to Section 16 of the Exchange Act, such application must be filed no later than November 30 of the Plan Year to which such application relates, and (ii) if such person is subject to Section 16 of the Exchange Act, such application must be filed no later than June 30 of the Plan Year to which such election relates.

     (d) Each Key Executive electing to defer a portion of his annual Base Salary for a particular Plan Year must file a written application with the Administrator prior to the first day of such Plan Year, except that a Key Executive who is subject to Section 16 of the Exchange Act must file the application prior to June 30 of the calendar year preceding the Plan Year to which such election relates. With respect to the short Plan Year for 1995, Key Executives who are not subject to Section 16 of the Exchange Act may defer a portion of their annual salary for the remainder of 1995 by filing an application within 30 days after approval of the Plan by the Company's shareholders. Key Executives who are subject to Section 16 of the Exchange Act may not begin to defer annual Base Salary until January 1, 1996, and. must file elections relating to the 1996 Plan Year before June 30, 1995. With respect to a person who is not a Key Executive as of the date on which applications are required to be filed with respect to a given Plan Year, such person may file an application to defer annual Base Salary within 30 days of becoming a Key Executive, provided that if such person is subject to Section 16 of the Exchange Act, Base Salary deferrals for such person shall not commence until the date which is at least six months following the date that such application is filed.

     (e) An application for participation in the Plan shall evidence the Non-Employee Director's or Key Executive's acceptance of the benefits and terms of the Plan, and set forth the irrevocable elections described in Section 5. Any application and all elections set forth therein shall be applicable only to the Plan Year referenced therein.

SECTION 4. Administration.

     (a) The Administrator. The Board of Directors shall from time to time appoint a committee comprised of two directors and two executive offices of the Company to serve as the Administrator of the Plan. The Administrator shall administer and enforce the Plan in accordance with its terms, and shall have all powers necessary to accomplish those purposes, including but not limited to the following:

          (1) To compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries;

          (2) To maintain or to designate any person or entity to maintain all records necessary for the administration of the Plan;

          (3) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof; and

          (4) To provide for disclosure of such information, including reports and statements to Participants or Beneficiaries, and for the making of applications and elections by Participants under the Plan as may be required by the Plan or otherwise deemed appropriate by the Administrator.

     Notwithstanding the above, no person who serves on such committee shall participate in any matter which involves solely a determination of the benefits payable to him under the Plan. Any action of the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan except to the extent otherwise specifically indicated herein. The Administrator may appoint agents and delegate thereto such powers and duties in connection with the administration of the Plan as the Administrator may from time to time prescribe.

     To the maximum extent permitted by applicable law, the Administrator shall not be liable for, and the Company shall indemnify the Administrator and agree to hold the Administrator harmless from, all liabilities and claims (including reasonable attorney's fees and expenses in defending against such liabilities and claims) against the Administrator arising from any actions taken by the Administrator in connection with the administration of the Plan unless such liabilities or claims are the result of the gross negligence or willful misconduct of the Administrator.

     (b) Annual Statements. As soon as practicable following the end of each Plan Year, the Administrator shall furnish to each Participant a statement indicating the number of Stock equivalents credited to his Deferral Account as of the end of such Plan Year and the status of such Account.

SECTION 5. Elections by Participants.

     Each Non-Employee Director and Key Executive who elects to participate in the Plan for any Plan Year must irrevocably elect, in (a) accordance with the procedures, and within the time limits set forth in Section 3, the following: A percentage, (i) in the case of a Non-Employee Director, up to 100%, of his Annual Retainer for the Plan Year, and (ii) in the case of a Key Executive, from 10%-40% of his Bonus for the Plan Year, and from 4% to 10% of his Base Salary for the Plan Year, to be deferred under the Plan and paid in the form of Stock; and

     (b) The date on which such portion of the Participant's Annual Retainer, Bonus or Base Salary shall be paid or commence to be paid and the method in which such payment shall be made. Such date and method shall be among those described in Section 9.

     In the event the Annual Retainer of a Non-Employee Director, or the Base Salary of a Key Executive, is increased during any Plan Year, his elections in effect for such Plan Year shall apply to the amount of such increase.

SECTION 6. Deferral Accounts.

     (a) Crediting of Annual Retainer or Bonus Deferral. The portion of each Participant's Annual Retainer, Bonus or Base Salary which he elects to defer with respect to a Plan Year in accordance with Section 5 shall be credited to the Participant's Deferral Account as follows:

          (i) The Deferral Account of each Non-Employee Director Participant shall be credited on each Director purchase Date with the number of Stock equivalents equal to the portion of the Annual Retainer deferred pursuant to the Plan since the preceding Director purchase Date divided by the Director Purchase Price.

          (ii) With respect to Bonus deferrals, the Deferral Account of each Key Executive Participant shall be credited with the deferred portion of such Participant's Bonus at the time such amount otherwise would have been paid. Immediately following the crediting to such Deferral Accounts of all amounts of Bonus deferred with respect to a Plan Year (but no earlier than December 31 of the Plan Year) , the amount so credited (without earnings) shall be converted into the number of Stock equivalents equal to such amount divided by the Executive Purchase Price.

          (iii) With respect to Base Salary deferrals, the Deferral Account of each Key Executive Participant shall be credited, on a quarterly basis, with the quarterly portion of such Participant's annual Base Salary deferred with respect to a Plan Year on the last day of each of March, June, September and December of the Plan Year to which the deferral election relates. The amounts so credited (without earnings) shall, on each such date, be converted into the number of Stock equivalents equal to such deferred amount divided by the applicable Executive Purchase Price for such date.

     (b) Crediting of Dividends. Dividends payable with respect to Stock equivalents credited to each Participant's Deferral Account shall be credited to such Deferral Account as of the date dividends are actually paid on Stock. As of the March 15 following the Plan Year to which such dividends relate (in the case of a Key Executive Participant), or as of the Director Purchase Date following the crediting of dividends to a Deferral Account (in the case of a Non-Employee Director Participant), such dividends (including earnings thereon equal to the actual earnings on dividends paid on the Participant's share of Stock held in the Trust) shall be converted into the number of Stock equivalents (rounded to the nearest whole share) determined by applying the formulas described in clause
(i) or (ii) of Section 6(a) above as applicable.

     (c) Adjustments to Deferral Accounts. The amount of Stock equivalents in each Participant's Deferral Account shall be appropriately adjusted upon the occurrence of any stock split, reverse stock split, or stock dividend or other non-cash distribution.

     (d) Effect of Payments. The amount of Stock equivalents and cash, if any, credited to each Participant's Deferral Account shall be reduced by the number of shares of Stock and amount of cash distributed to each Participant or his Beneficiary from the Trust or directly from the Company as payment of benefits due under the Plan.

     (e) Vesting. The interest of each Participant in any benefit payable with respect to a Deferral Account hereunder shall be at all times fully vested and non-forfeitable.

SECTION 8. The Trust.

     (a) Creation of the Trust. The Board of Directors shall cause the Trust to be created, shall appoint the Trustee and shall authorize the appropriate officers of the Company to execute all necessary trust agreements and other instruments necessary therefor; provided, however, that (i) the terms of the Trust shall be consistent with the status of the Plan as "unfunded" for purposes of ERISA and (ii) the Trust shall conform to the terms of the model grantor trust contained in Revenue Procedure 92-64, 1992-33 I.R.B. 11.

     (b) Contributions to and Purchase of Stock By the Trust.

          (i) Not later than 10 days following each day on which amounts are credited to Deferral Accounts and converted into Stock equivalents in accordance with Section 6 (a), the Company shall contribute to the Trust either (A) that number of shares of Stock, or (B) cash in an amount sufficient to allow the Trustee to purchase from the Company or on the open market that number of shares of Stock, equal to the aggregate number of Stock equivalents so credited. Notwithstanding the above, the Company shall not be required to contribute cash to the Trust pursuant to clause (B) above in an amount greater than that which can be used by the Trustee on the date of such contribution to purchase Stock within any purchase volume limitations imposed on the Trust by applicable law or the rules of any exchange on which Stock is traded. In the event the Company's total required contribution to the Trust cannot be made by the above deadline pursuant to the preceding sentence, the Company shall make periodic contributions to the Trust after such deadline until the Trust has purchased the requisite number of shares of Stock.

          (ii) Not later than 10 days following each day on which amounts are credited to Deferral Accounts and converted into Stock Equivalents in accordance with Section 6 (b), the Administrator shall instruct the Trustee to purchase from the Company, or on the open market, that number of shares of Stock equal to the aggregate number of Stock equivalents, if any, so credited. Any such purchase from the Company shall be made from Stock held in the treasury, or authorized but unissued shares of registered or unregistered Stock, using cash dividends paid on Stock held in the Trust. The purchase price for each such share of Stock purchased from the Company shall be determined by the formula described in clause (i) or (ii) of
     Section 6 (a) . Notwithstanding the above, (i) if such purchase is made on the open market, and if the cash dividends held in the Trust and earnings thereon are insufficient to purchase the necessary number of shares of Stock, the Company shall contribute to the Trust additional cash in the amount required to allow the Trustee to purchase such shares, and (ii) the Administrator shall not instruct the Trustee to purchase Stock on the open market, and the Company shall not make any additional contribution to the Trust pursuant to clause (i) of this sentence, to the extent that the Trustee would be prevented from purchasing the requisite shares of Stock due to any purchase volume limitations imposed on the Trust by applicable law or the rules of any exchange on which Stock is traded. In the event such instructions or contribution to the Trust cannot be made by the above deadline pursuant to clause (ii) above, such instructions and contributions shall be periodically made after such deadline until the Trust has purchased the requisite number of shares of Stock.

          (iii) The Company shall impose such legends, stop transfer and other restrictions on certificates evidencing Stock sold to the Trust by the Company hereunder as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a sale, or any provision of the Company's Certificate of Incorporation or By-Laws or any binding contract to which the Company is a party.

     (c) Investment of Dividends Pending Purchase of Stock. Cash dividends paid on Stock held in the Trust shall be invested in short-term instruments issued by the government of the United States or government-guaranteed, interest-bearing accounts of a financial institution pending the use of such dividends to purchase Stock in accordance with Section 3 (b) (ii).

     (d) Distributions From the Trust. At each time payment of all or a portion of each Participant's Deferral Account is due pursuant to an election made in accordance with Section 5 (or pursuant to the death of a Participant in accordance with Section 9(c)), the Administrator shall instruct the Trustee to distribute Stock and cash from the Trust directly to such Participant or his Beneficiary in an amount equal to the portion of his Deferral Account which is so payable. Distributable amounts expressed in the form of Stock equivalents shall be paid in Stock, and distributable amounts expressed in the form of cash shall be paid in cash. In the absence of such an instruction to the Trustee by the Administrator, a Participant may directly instruct the Trustee to make such distribution, and the Trustee shall do so if it determines that such distribution is in accordance with the Participant's Section 5 election. If the Trustee fails to make any distribution from the Trust required hereunder, the Company shall make such distribution directly to the Participant entitled thereto from its general assets, treasury Stock and authorized but unissued Stock; provided, however, that in the event no treasury Stock or authorized but unissued Stock is available, distributable amounts from a Participant's Deferral Account expressed in the form of Stock equivalents shall be paid by the Company in the form of cash, in an amount equal to the Fair Market Value of Stock represented by such Stock equivalents as of the day preceding the day of payment. If any payment is made to a Participant by the Company pursuant to the preceding sentence, the Participant shall be deemed to have assigned to the Company his rights to receive such payment from the Trust, and the Company shall be subrogated to all rights of the Participant therein.

SECTION 9. Distributions.

     (a) Date of  Commencement.  A  Participant  may  elect in  accordance  with
Section 5 that payment of the portion of his Deferral Account attributable to the particular Annual Retainer or Bonus being deferred commence on either (i) any specific anniversary of the last day of the Plan Year to which such deferral relates or (ii) immediately upon termination as a Non-Employee Director or Key Executive.

     (b) Number of Payments. A Participant may elect in accordance with Section 5 to receive payment of the portion of his Deferral Account subject to such election in one lump sum or in substantially equal annual installments over two to ten years.

     (c) Distribution Upon Death. If a Participant dies before payment of his Deferral Account is completed, the balance remaining in such Deferral Account shall be paid to the Participant's Beneficiary in one lump sum as soon as practicable following the Participant's death.

     (d) Distribution Upon Unforeseeable Emergency. Notwithstanding anything in this Section 9 to the contrary, a Participant may request a distribution of all or part of his Deferral Account due to "unforeseeable emergency" For purposes of this subsection, "unforeseeable emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case and will be determined by the Committee in its sole discretion, but distributions may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or
(ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. In no event may the amount of any distribution due to unforeseeable emergency be greater than that reasonably needed to satisfy the emergency need.

SECTION 10. Designation of Beneficiaries.

     Each Participant may designate one or more Beneficiaries to receive the amounts distributable from the Participant's Deferral Account under the Plan in the event of such Participant's death. Such designations shall be made on forms provided by the Administrator. A Participant may from time to time change his designated Beneficiaries, without the consent of such Beneficiaries, by filing a new designation in writing with the Administrator. The Company, Trustee and Administrator may rely conclusively upon the Beneficiary designation last filed in accordance with the terms of the Plan.

SECTION 11. Amendments to the Plan; Termination of the Plan.

     The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan without the consent of any Participant; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination of the Plan shall materially and adversely affect the rights of such Participant with respect to payment of amounts already credited to such Participant's Deferral Account, or amounts elected to be so credited for the Plan Year in which such action is taken. The Plan has no fixed termination date. In addition, the Administrator may take such other action as it deems necessary to ensure that Participants are not deemed to have engaged in a "purchase" or "sale" of Stock pursuant to their participation in the Plan, as such terms are used in Section 16(b) of the Securities Exchange Act of 1934, and the Rules promulgated thereunder.

SECTION 12. General Provisions.

     (a) Limits on Transfer of Rights; Beneficiaries. No right or interest of a Participant under the Plan shall be pledged, encumbered or hypothecated, shall be liable for or subject to any lien, obligation or liability of such Participant, or shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution; provided, however, that a Participant may designate a Beneficiary in accordance with Section 10 to receive any payment or distribution under the Plan in the event of death of the Participant. A Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan applicable to such Participant, except to the extent the Plan otherwise provides with respect to such persons.

     (b) Receipt and Release. Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan, whether made from the Trust or directly from the Company, shall, to the extent thereof, be in full satisfaction of all claims against the Company, the Administrator, the Trust and the Trustee, and the Administrator may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release to such effect.

     (c) Status of the Plan. The Plan is not intended to be subject to ERISA. To the extent the Plan is determined to be so subject, it is intended to constitute a "plan which is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," as such phrase is used in ERISA, and the terms of the Plan shall be interpreted consistent with such intent. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the assets of the Trust shall be used solely to provide benefits under the Plan in the absence of the insolvency of the Company.

     (d) No Rights of a Stockholder. Except as provided in the Trust Agreement with respect to Stock held in the Trust, no Participant shall have any of the rights or privileges of a shareholder of the Company as a result of the making of an election under Section 5(b) of the Plan, or as a result of the establishing of or crediting of any amounts to a Deferral Account under the Plan, until Stock is actually distributed to the Participant pursuant to Section 8(d) of the Plan.

     (e) No Right to Continued Election as a Director or Employment. Nothing contained in the Plan shall confer, and no establishment of or crediting of any amounts to a Deferral Account shall be construed as conferring, upon any Participant, any right to continue as a member of the Board of Directors or an employee of the Company or any of its Affiliates, or to interfere in any way with the right of the Company to increase or decrease the amount of the Annual Retainer, Bonus or any other compensation payable to Non-Employee Directors or Key Executives.

     (f) Plan Expenses. All expenses and costs incurred in connection with the operation of the Plan and the Trust shall be borne by the Company; provided, however, that any legal fees and expenses incurred by both the Participant and the Company in an action by the Participant to enforce against the Company any right or benefit provided under the Plan shall be paid by the party who prevails in such action.

     (g) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.

     (h) Interpretation. Whenever necessary or appropriate in the Plan, where the context admits, the singular term and the related pronouns shall include the plural and the masculine gender shall include the feminine gender.